Exhibit 10.9

SECOND AMENDMENT TO THE RESEARCH AND OPTION AGREEMENT

This Second Amendment to the Research and Option Agreement (the “Second Amendment”) is made in Jerusalem on November 25, 2021, with retroactive effect as of August 1, 2021(the “Second Amendment Effective Date”), by and between:

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”), of the first part; and

Lipovac Ltd, Registration No: 516352408 (the “Company”), of the second part;

(each of Yissum and the Company, a “Party”, and collectively the “Parties”)

WHEREAS:	the Parties executed a Research and Option Agreement, dated March 16, 2021, as amended on June 8, 2021 (collectively, the “R&O Agreement”); and

WHEREAS:	the Parties wish to amend the R&O Agreement by adding the Patents (as defined below) to the option granted to the Company; all as set forth herein;

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble and appendices annexed to this Second Amendment constitute an integral part hereof and shall be read jointly with its terms and conditions.

1.2.	Capitalized terms used but not defined shall, unless otherwise indicated, have the meanings ascribed to such terms in the R&O Agreement.

1.3.	In this Second Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include the female gender, and the use of the word “or” shall mean “and/or”.

1.4.	The headings of the sections in this Second Amendment are for the sake of convenience only and shall not serve in the interpretation of this Second Amendment.

2.	The following patents shall be added to the option granted to the Company:

●	Patent No: 8,673,285 (Yissum Ref No.: 2902-02) entitled: Sphingoid Polyakylamine Conjugates for Vaccination;

●	Patent No: 7,906,122 (Yissum Ref No.: 2902-13) entitled: Sphingoid Polyalkylamine Conjugates for Hepatitis B Virus Vaccination

(collectively, the “Patents”).

3.	Section 3.1 shall be deleted in its entirely and replaced with the following:

Yissum hereby grants the Company an exclusive option (the “Option”) to receive an exclusive royalty-bearing license, in the Territory, to Yissum’s interest in the Research Results and the Patents (the “License”) upon the commercial terms and conditions set forth in Appendix B and on other terms and conditions to be negotiated in good faith by the parties (the “Additional Terms and Conditions”), all to be set forth in a license agreement (the “License Agreement”).

4.	Section 3.6 shall be deleted in its entirely and replaced with the following:

Notwithstanding the foregoing in Section 3.5, above, should the Company not exercise the Option within the Option Exercise Period or the Parties fail to execute a License Agreement within the Negotiation Period despite good-faith negotiations, neither Yissum nor the Researcher shall have any further obligations towards the Company with respect to negotiating a License to the Patents and Research Results, whether solely owned by Yissum or jointly held with the Company. In such event, the Company agrees to take all reasonably necessary actions to assign its interest in any Joint Patent to Yissum without any compensation to be paid by Yissum to the Company. Thereafter, Yissum shall be entitled to commercialize or otherwise grant third parties any right or title in and to the Patents and the Research Results according to Yissum’ sole discretion and without any further obligation to the Company.

5.	Section 3.7 shall be deleted in its entirety and replaced with the following:

From the execution of this Agreement to the later of (a) the end of the Option Exercise Period; or (b) the execution of a License Agreement or (c) the expiration of the Negotiation Period, Yissum shall not, directly or indirectly, enter into any discussions or agreement with any third party, including any agreement to license, sell or purchase any rights or interests in or to the Research Results or the Patents, nor shall it accept, consider, initiate or negotiate any offer from any other person or entity with respect to a collaboration, license, sale, purchase or other business transaction involving the Research Results or the Patents.

6.	Section 7.1 shall be deleted in its entirety and replaced with the following:

YISSUM MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO THE PATENTS AND THE RESEARCH. IN PARTICULAR, YISSUM MAKES NO WARRANTIES THAT ANY RESULTS OR INVENTIONS WILL BE ACHIEVED BY THE RESEARCH, OR THAT THE PATENTS OR THE RESEARCH RESULTS, IF ANY, ARE OR WILL BE COMMERCIALLY EXPLOITABLE OR THAT THE PATENTS OR THE RESEARCH RESULTS, IF ANY, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY. YISSUM SHALL HAVE NO LIABILITY WHATSOEVER TO THE COMPANY OR TO ANY THIRD PARTY FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY THE COMPANY OR BY ANY THIRD PARTY, FOR ANY DAMAGE ASSESSED OR ASSERTED AGAINST THE COMPANY, OR FOR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON THE COMPANY OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THE USE OF THE PATENTS OR THE RESEARCH RESULTS.

7.	Section 7.2 shall be deleted in its entirety and replaced with the following:

The Company shall be liable for any loss, injury or damage whatsoever caused to its employees or to any person acting on its behalf or to the employees of Yissum, HUJ, or to any person acting on their behalf, or to any third party by reason of the Company’s acts or omissions pursuant to this Agreement or by reason of any use made of the Research Results or the Patents.

8.	Section 7.3 shall be deleted in its entirety and replaced with the following:

The Company undertakes to compensate, indemnify, defend and hold harmless Yissum and the University, or any person acting on their behalf, including, without limitation, any of their employees or representatives (the “Indemnitees”) against any liability including, without limitation, product liability, damage, loss or expenses, including reasonable legal fees and litigation expenses, incurred by or imposed upon the Indemnitees by reason of its acts or omissions or which derive from the Company’s use of the Research Results.

9.	The Parties agree that as of the Second Amendment Effective Date, the Company shall be responsible for all on going patent expenses with respect to the Patents.

10.	This Second Amendment shall be read together with the R&O Agreement and shall represent the complete current understanding between the Parties hereto with respect to the subject matter hereof.

11.	Except as specifically provided in and required by this Second Amendment, all terms and conditions of the R&O Agreement shall remain in full force and effect. In the event of a contradiction between the provisions of this Second Amendment and the provisions of the R&O Agreement, the provisions of this Second Amendment shall prevail.

12.	This Second Amendment may be executed in counterparts and executed signature pages may be sent by fax and e-mail via PDF, all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS THE HANDS OF THE PARTIES

YISSUM	COMPANY

	By:	/s/ Yoram Drucker
	Name:	Yoram Drucker
	Title:	CEO

I the undersigned, Prof. Chezy Barenholtz, have reviewed, am familiar with and agree to all of the above terms and conditions. I hereby undertake to cooperate fully with Yissum in order to ensure its ability to fulfill its obligations hereunder, as set forth herein.

Prof. Chezy Barenholtz	Date signed